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Exhibit 99.1

[LEXENT LOGO]

CONTACT:
Susan Burns
Citigate Sard Verbinnen
212-687-8080
sburns@sardverb.com

                    Lexent Reports Third Quarter 2003 Results

NEW YORK, NOVEMBER 13, 2003 - Lexent Inc. (OTCBB: LXNT) today announced revenue of $ 27.7 million and a net loss of $6.2 million or $0.15 per share for the quarter ended September 30, 2003.

This announcement constitutes neither a solicitation of a proxy, an offer to purchase nor an offer to sell shares of Lexent. Lexent intends to file and deliver all forms, proxy statements, notices and documents required under federal and state law with respect to its previously announced proposed merger, including a proxy statement filed with the Securities and Exchange Commission ("SEC"). Upon completion of the SEC's review of the preliminary proxy materials to be filed by Lexent with the SEC, Lexent will call a special meeting of stockholders to vote on the merger and will mail to its stockholders definitive proxy materials. Stockholders are advised to read Lexent's definitive proxy materials before making any decisions regarding the merger because the definitive proxy materials will contain important information regarding the merger. Stockholders may obtain free copies of the proxy materials (when available) and other documents filed by Lexent and the acquirer with the SEC at the SEC's web site at www.sec.gov. The proxy statement and such other documents relating to Lexent may also be obtained for free by contacting Lexent's principal executive offices, Three New York Plaza, New York, New York 10004, Telephone Number: (212) 981-0700.

Lexent, its directors, executive officers and certain employees and members of management, including Hugh J. O'Kane, Jr., Lexent's Chairman, and Kevin M. O'Kane, Lexent's Chief Executive Officer and Vice Chairman of the Board, may be considered participants in the solicitation of proxies from Lexent's stockholders in connection with the proposed merger. These individuals may have interests in the proposed merger which may differ from or may be in addition to those of Lexent's stockholders generally. Information regarding such persons and their interests in Lexent is contained in Lexent's proxy statements and annual reports on Form 10-K filed with the SEC and are available from the SEC's website or from Lexent as described above. Additional information regarding those persons and their interests in the proposed merger will be contained in the proxy materials relating to the proposed merger when they become available.

                                      # # #

ABOUT LEXENT INC.


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Leveraging more than fifty years of experience, Lexent (OTCBB: LXNT) is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations in some of the largest national metropolitan markets. Supporting the above offerings, Lexent provides a full spectrum of project management and specialized maintenance services to utility, telecommunications, real estate, government and large enterprise customers. The Company has offices in the New York metropolitan area, Long Island, and the states of New Jersey and Florida. For additional information on the Company, see Lexent's web site at http://www.lexent.net.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements, which may be identified by the use of words such as "believes", "anticipates", "expects", "intends", and other similar expressions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks are more fully outlined in the Company's registration statement on Form S-1 and other SEC filings.


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                                   LEXENT INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            COMPARISON TO PRIOR YEAR
                                   (UNAUDITED)
                       ($ 000's, except per share amounts)

                                          FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                         -----------------------       -----------------------
                                           2003           2002           2003           2002
                                         --------       --------       --------       --------
Revenues                                 $ 27,716       $ 27,718       $ 68,928       $ 92,183

Cost of revenues                           30,917         34,158         74,798         94,966
                                         --------       --------       --------       --------

Gross margin                               (3,201)        (6,440)        (5,870)        (2,783)

General & administrative expenses           2,204          4,600          8,937         13,117

Depreciation & amortization                   463          1,229          1,455          3,751

Restructuring charges*                         --             --             --          1,441

Non-cash stock based compensation *           478            760          1,637          2,541
                                         --------       --------       --------       --------


Loss from operations                       (6,346)       (13,029)       (17,899)       (23,633)

Interest income, net                         (153)          (268)          (607)          (823)

Other expense                                  (3)             8            (43)         1,456
                                         --------       --------       --------       --------


Loss before taxes                          (6,190)       (12,769)       (17,249)       (24,266)

Provision for taxes (benefit)                  --         (5,620)            56         (7,935)
                                         --------       --------       --------       --------


Net loss                                 $ (6,190)      $ (7,149)      $(17,305)      $(16,331)
                                         ========       ========       ========       ========

Net loss per share
        Basic                            $  (0.15)      $  (0.17)      $  (0.41)      $  (0.39)
                                         ========       ========       ========       ========

        Diluted                               (a)            (a)            (a)            (a)

Weighted average common shares
        Basic                              42,269         42,076         42,236         41,870
                                         ========       ========       ========       ========

        Diluted                               (a)            (a)            (a)            (a)



* Substantially all of these amounts would be classified as general and administrative expenses.

(a) Not presented because result is anti-dilutive.
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                                   LEXENT INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                    ($ 000's)

                                                SEPTEMBER 30, 2003       DECEMBER 31, 2002
                                                ------------------       -----------------
Current Assets:
     Cash and cash equivalents                     $ 61,683                  $ 28,109
     Certificate of deposit (restricted cash)         2,013                     2,012
     Available-for-sale-investments                   1,010                    44,302
     Receivables, net                                30,786                    28,311
     Other current assets                             2,030                     2,048
      Taxes receivable                                   --                    14,750
                                                   --------                  --------
          Total Current Assets                       97,522                   119,532

Property and equipment, net                           4,704                     4,033

Other assets                                            826                       880
                                                   --------                  --------
          Total Assets                             $103,052                  $124,445
                                                   ========                  ========

Current Liabilities:
     Accounts payable                              $  3,690                  $  7,494
     Accrued liabilities                              8,013                     6,229
     Accrued restructure reserve                      2,375                     4,023
     Provisions for contract losses                   2,315                     3,472
     Other current liabilities                        4,393                     3,870
                                                   --------                  --------
          Total Current Liabilities                  20,786                    25,088
                                                   --------                  --------

Notes payable                                            --                       396
Accrued restructure reserve - non current             5,534                     6,566
Equipment and lease obligations                          --                        70
Other liabilities                                       700                       600
                                                   --------                  --------
          Total Liabilities                          27,020                    32,720

Stockholders' Equity                                 76,032                    91,725
                                                   --------                  --------
Total Liabilities and Stockholders' Equity         $103,052                  $124,445
                                                   ========                  ========